Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$7,337,250
Unrealized Gain (Loss) on Market Value of Commodity Futures	11,303,770
Dividend Income	2,175
Interest Income	2,839
ETF Transaction Fees	1,050
Total Income (Loss)	$18,647,084

Expenses
General Partner Management Fees	$74,167
Professional Fees	16,986
Brokerage Commissions	1,566
Directors' Fees and insurance	4,521
NYMEX License Fee	1,854
SEC & FINRA Registration Expense	12,865
Total Expenses	$111,959
Net Income (Loss)	$18,535,125

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/22	$137,664,602
Withdrawals (400,000 Shares)	(12,314,170)
Net Income (Loss)	18,535,125

Net Asset Value End of Month	$143,885,557
Net Asset Value Per Share (4,550,000 Shares)	$31.62

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596